UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2022

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant’s principal executive office)	(Zip code)

(518) 218-2550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On October 24, 2022, Soluna Holdings, Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Univest Securities, LLC (“Univest”) in connection with the offer and sale to such underwriter, in a firm commitment public offering (the “Offering”) of 1,388,889 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price to the public of $1.44 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriter a 45-day option to purchase up to an additional 208,333 shares (the “Option Shares”) of the Common Stock on the same terms as the Shares sold in the Offering (the “Over-Allotment Option”). On October 26, 2022, the Offering closed.

The aggregate gross proceeds were approximately $2.0 million before deducting underwriting discounts and commissions of 8.0% ($0.16 million) and other offering fees and expenses, resulting in aggregate net proceeds to the Company of approximately $1.63 million. In the event that the Over-Allotment Option is exercised by the underwriter in full, that would result in additional aggregate gross proceeds of approximately $0.3 million before deducting applicable underwriter discounts and other offering fees and expenses. The Company intends to use the net proceeds of this offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, including but not limited to the Project Dorothy facility, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses.

Pursuant to the Underwriting Agreement and the engagement letter, dated as of October 4, 2022, by and between the Company and Univest, the Company agreed to issue to Univest, in connection with the Offering, warrants to purchase up to a number of shares of Common Stock, representing 5% of the Shares and any Option Shares sold, at an initial exercise price of $1.584 per share, subject to certain adjustments (the “Underwriter’s Warrants”). On October 26, 2022, the Company issued to Univest or its designees Underwriter’s Warrants to purchase up to 69,444 shares of Common Stock. In the event that the Over-Allotment Option is exercised in full, the Company will issue to Univest or its designees additional Underwriter’s Warrants to purchase up to 10,417 shares of Common Stock. The Underwriter’s Warrants are exercisable six months following the date of the Underwriting Agreement and terminate five years from the date of the Underwriting Agreement.

The Shares were issued pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-261427) (the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on December 16, 2021, and the prospectus contained in the Registration Statement, dated December 16, 2021. A final prospectus supplement, dated October 24, 2022, and the accompanying base prospectus relating to the offering were filed with the SEC. Copies of the final prospectus supplement and the accompanying base prospectus may be obtained from the SEC’s website or from Univest Securities, LLC, 75 Rockefeller Plaza, Suite 18C, New York, NY, 10019, by phone (212) 343-8888 or e-mail at info@univest.us.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights and obligations of the parties thereto. The foregoing descriptions of the Underwriting Agreement and the Underwriter’s Warrants are qualified in their entirety by reference to the full texts of the Underwriting Agreement and the form of Underwriter’s Warrants, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated in this Item 1.01 by reference and into the Registration Statement (as defined below).

The Company is filing the opinion of its special Nevada counsel, Parsons Behle & Latimer, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Upon the closing of the Offering, the Company also issued (i) 593,065 shares of Common Stock to Soluna SLC Fund I Projects Holdco LLC upon the automatic conversion of the outstanding promissory note (the “Note”) with an aggregate principal amount of $850,000 and accrued and unpaid interest thereon held by Spring Lane at the same price per share as the public offering price per share set forth above (the “Spring Lane Shares”) and (ii) 158,333 shares of Common Stock to the holder of the Company’s Series B Convertible Preferred Stock (the “Series B Holder Shares”), the number of shares of common stock equal to 10% of the capital raised from this Offering and the Note, pursuant to that certain securities purchase agreement, dated July 19, 2022, by and between the Company and the purchaser named therein.

Item 3.03. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K in relation to the Spring Lane Shares, the Series B Holder Shares, and the Underwriter’s Warrants, is incorporated herein by reference. Neither the issuance of the Spring Lane Shares, the Series B Holder Shares, the Underwriter’s Warrants or the shares of common stock issuable upon the exercise of the Underwriter’s Warrants, were registered under the Securities Act or any state securities laws. The issuance of the Spring Lane Shares, the Series B Holder Shares, the Underwriter’s Warrants was, and the shares of common stock issuable upon the exercise of the Underwriter’s Warrants will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On October 21, 2022, the Company issued a press release announcing the proposed public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On October 24, 2022, the Company issued a press release announcing the pricing of the public offering of its Common Stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

This Form 8-K and Exhibits 99.1 and 99.2 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company and Univest Securities, LLC, dated October 24, 2022.

4.1	Form of Underwriter’s Warrant.

5.1	Opinion of Parsons Behle & Latimer.

23.1	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1).

99.1	Press Release of Soluna Holdings, Inc., dated October 21, 2022.

99.2	Press Release of Soluna Holdings, Inc., dated October 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Philip F. Patman, Jr.
	Name:	Philip F. Patman, Jr.
	Title:	Chief Financial Officer